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                                  EXHIBIT 23.2
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1996 included in the Orchard Supply Hardware Stores Corporation's Annual Report on Form 10-K for the year ended January 28, 1996 and our reports dated March 5, 1993 included in the Company's Registration Statement on Form S-1 dated March 29, 1993, as amended (File No. 33-57752) and to all references to our firm included in this registration statement.



                               /s/ ARTHUR ANDERSEN LLP